   As filed with the Securities and Exchange Commission on February 25, 1998
                                                   Registration No. 333-26679-01
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-1

                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                             ____________________

                         EDUCATION LOANS INCORPORATED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                     91-1819974
   (State or other jurisdiction              (I.R.S Employer Identification No.)
of incorporation or organization)


                                      6799
           (Primary Standard Industrial Classification Code Number)

                          105 First Avenue Southwest
                         Aberdeen, South Dakota 57401
                                (605) 622-4400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             A. Norgrin Sanderson
                          105 First Avenue Southwest
                         Aberdeen, South Dakota 57401
                                (605) 622-4400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  COPIES TO:
           Timothy S. Hearn, Esq.        David M. Reicher, Esq.
            Dorsey & Whitney LLP            Foley & Lardner
           Pillsbury Center South            Firstar Center
           220 South Sixth Street       777 East Wisconsin Avenue
           Minneapolis, Minnesota    Milwaukee, Wisconsin 53202-5367
              (612) 340-7802                (414) 297-5763

                             ---------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Number of the earlier effective registration statement for the same offering.  / /..........

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Number of the earlier effective registration statement for the same offering. / /..........

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Number of the earlier effective registration statement for the same offering. /x/ 333-26679-01

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS--
                         EDUCATION LOANS INCORPORATED,
                             A Delaware corporation

ITEM 16.  EXHIBITS.

     1.1  Revised Form of Underwriting Agreement+
     3.1b Restated Certificate of Incorporation of Education Loans Incorporated,
          a Delaware corporation
     3.2b Bylaws of Education Loans Incorporated, a Delaware corporation+
     4.1  Revised Form of Indenture+
     4.2  Revised Form of First Supplemental Indenture+
     4.3 Revised Form of Auction Agent Agreement (Taxable Auction Rate Series 1997-1 Notes)+
     4.4 Revised Form of Auction Agent Agreement (Tax Exempt Auction Rate Series 1997-1 Notes)+
     4.5 Revised Form of Broker-Dealer Agreement (Taxable Auction Rate Series 1997-Notes)+
     4.6 Revised Form of Broker-Dealer Agreement (Tax Exempt Auction Rate Series 1997-1 Notes)+
     5.1  Opinion of Dorsey & Whitney LLP  to legality+
     8.1  Opinion of Dorsey & Whitney LLP as to tax matters+
    10.1  Revised Form of Servicing Agreement+
    10.2  Form of Student Loan Purchase Agreement (Taxable)*
    10.3  Form of Student Loan Purchase Agreement (Tax Exempt)*
    10.4 Guarantee Agreements with Education Assistance Corporation dated July 3, 1997 and September 12, 1997+
    10.5 Guarantee Agreement with Pennsylvania Higher Education Assistance Agency dated February 28, 1994+
    10.6 Guarantee Agreement with United Student Aid Funds, Inc. dated July 11, 1997+
    10.7 Guarantee Agreement with Student Loans of North Dakota dated July 8, 1997+
    10.8  Guarantee Agreement with Northstar Guarantee, Inc. dated July 15,
          1997+
    10.9 Guarantee Agreement with Great Lakes Higher Education Corporation dated July 15, 1997+
   10.10 Guarantee Agreement with Educational Credit Management Corporation (formerly known as Transitional Guaranty Agency, Inc.) dated December 15, 1994+
   10.11 Guarantee Agreements with Iowa College Aid Commission dated July 15, 1997+
   10.12 Guarantee Agreement with Missouri Coordinating Board for Higher Education dated July 15, 1997+
   10.13 Guarantee Agreement with Illinois Student Assistance Commission dated July 7, 1997+
   10.14  Guarantee Agreements with California Student Aid Commission dated
          July 6 and July 10, 1997+
   23.1   Consents of Dorsey & Whitney LLP (included in Exhibits 5.1 and 8.1)
   23.2   Consent of Eide Helmeke PLLP+
   24.1b  Powers of Attorney+
   25.1   Statement of Eligibility of Trustee (Form T-1)*
   27.1   Financial Data Schedule+
   99.1   Form of Opinion of Dorsey & Whitney LLP as to "true sale" matters+
   99.2   Form of Opinion of Dorsey & Whitney LLP as to nonconsolidation+

   99.3 Assignment and Assumption Agreement dated February 19, 1998 by and among Education Loans Incorporated, a South Dakota nonprofit corporation, Student Loan Finance Corporation, a South Dakota corporation, and the Registrant

   99.4 Contribution Agreement dated February 19, 1998 by and among Education Loans Incorporated, a South Dakota not-for-profit corporation, Student Loan Finance Corporation, a South Dakota corporation, and the Registrant

______________

* Incorporated by reference to a similarly numbered exhibit filed by the registrant's former co-registrant, Education Loans Incorporated, a South Dakota nonprofit corporation, on this registration statement (SEC File No. 333-26679).

+ Previously filed.

                         EDUCATION LOANS INCORPORATED,
                            A Delaware corporation

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aberdeen, State of South Dakota on February 24, 1998

                                       EDUCATION LOANS INCORPORATED


                                       By:    /s/ A. Norgrin Sanderson
                                            -------------------------------
                                            A. Norgrin Sanderson
                                            President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated.


        Signature                    Title                           Date
        ---------                    -----                           ----

  /s/ A. Norgrin Sanderson    President, Treasurer            February 24, 1998
----------------------------  and Chairman of the Board
    A. Norgrin Sanderson      (principal executive officer,
                              principal financial and
                              accounting officer)



            *                 Director                        February 24, 1998
----------------------------
        V. G. Stoia


            *                 Director                        February 24, 1998
----------------------------
    Manley B. Feinstein


            *                 Director                        February 24, 1998
----------------------------
      Harvey C. Jewett


*By   /s/ A. Norgrin Sanderson
   -----------------------------
       A. Norgrin Sanderson,
        s attorney-in-fact

                                 EXHIBIT INDEX

                           Listing Exhibits filed by
                         EDUCATION LOANS INCORPORATED,
                            A Delaware corporation

NUMBER EXHIBIT

  1.1  Revised Form of Underwriting Agreement+
  3.1b Restated Certificate of Incorporation of Education Loans Incorporated, a
       Delaware corporation
  3.2b Bylaws of Education Loans Incorporated, a Delaware corporation+
  4.1  Revised Form of Indenture+
  4.2  Revised Form of First Supplemental Indenture+
  4.3 Revised Form of Auction Agent Agreement (Taxable Auction Rate Series 1997-1 Notes)+
  4.4 Revised Form of Auction Agent Agreement (Tax Exempt Auction Rate Series 1997-1 Notes)+
  4.5 Revised Form of Broker-Dealer Agreement (Taxable Auction Rate Series 1997-1 Notes)+
  4.6 Revised Form of Broker-Dealer Agreement (Tax Exempt Auction Rate Series 1997-1 Notes)+
  5.1  Opinion of Dorsey & Whitney LLP  to legality+
  8.1  Opinion of Dorsey & Whitney LLP as to tax matters+
 10.1  Revised Form of Servicing Agreement+
 10.2  Form of Student Loan Purchase Agreement (Taxable)*
 10.3  Form of Student Loan Purchase Agreement (Tax Exempt)*
 10.4 Guarantee Agreements with Education Assistance Corporation dated July 3, 1997 and September 12, 1997+
 10.5  Guarantee Agreement with Pennsylvania Higher Education Assistance
       Agency dated February 28, 1994+
 10.6  Guarantee Agreement with United Student Aid Funds, Inc. dated July 11,
       1997+
 10.7  Guarantee Agreement with Student Loans of North Dakota dated July 8,
       1997+
 10.8  Guarantee Agreement with Northstar Guarantee, Inc. dated July 15, 1997+
 10.9 Guarantee Agreement with Great Lakes Higher Education Corporation dated July 15, 1997+
 10.10 Guarantee Agreement with Educational Credit Management Corporation (formerly known as Transitional Guaranty Agency, Inc.) dated December 15, 1994+
 10.11 Guarantee Agreements with Iowa College Aid Commission dated July 15,
       1997+
 10.12 Guarantee Agreement with Missouri Coordinating Board for Higher Education dated July 15, 1997+
 10.13 Guarantee Agreement with Illinois Student Assistance Commission dated July 7, 1997+
 10.14 Guarantee Agreements with California Student Aid Commission dated July 6 and July 10, 1997+
 23.1  Consents of Dorsey & Whitney LLP (included in Exhibits 5.1 and 8.1)
 23.2  Consent of Eide Helmeke PLLP+
 24.1b Powers of Attorney+
 25.1  Statement of Eligibility of Trustee (Form T-1)*
 27.1  Financial Data Schedule+
 99.1  Form of Opinion of Dorsey & Whitney LLP as to "true sale" matters+
 99.2  Form of Opinion of Dorsey & Whitney LLP as to nonconsolidation+
 99.3 Assignment and Assumption Agreement dated February 19, 1998 by and among Education Loans Incorporated, a South Dakota nonprofit corporation, Student Loan Finance Corporation, a South Dakota corporation, and the Registrant
 99.4 Contribution Agreement dated February 19, 1998 by and among Education Loans Incorporated, a South Dakota not-for-profit corporation, Student Loan Finance Corporation, a South Dakota corporation, and the Registrant


______________

* Incorporated by reference to a similarly numbered exhibit filed by the registrant's former co-registrant, Education Loans Incorporated, a South Dakota nonprofit corporation, on this registration statement (SEC File No. 333-26679).

+ Previously filed.